UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009 (July 23, 2009)

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2009, Gastar Exploration Ltd. (the “Company”) filed an article of amendment (the “Amendment”) to its Articles of Incorporation with the Registrar of Corporations of Alberta, Canada for the purpose of affecting the previously announced consolidation of the Company’s common shares on a basis of one (1) new common share for each five (5) common share outstanding (the “5-for-1 Reverse Split”). Shareholders shall not be entitled to receive fractional shares as a result of the consolidation. Any fractional shares will be rounded up to the next highest whole share. The Company’s shareholders approved the 5-for-1 Reverse Split at the 2008 Annual General and Special Meeting of Shareholders held on June 20, 2008 by a special resolution authorizing the consolidation of the Company’s common shares on the basis of (1) new common share for each five (5) common shares outstanding or such fewer number of commons shares as the Board of Directors may, in its sole discretion, approve at a later date. The Board of Directors approved the 5-for-1 Reverse Split on June 29, 2009. The 5-for-1 Reverse Split will be effective as of the opening of business on Monday, August 3, 2009.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document

3.1	Articles of Amendment attached to and forming part of the Articles of Incorporation of Gastar Exploration Ltd., dated as of July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: July 24, 2009	By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Articles of Amendment attached to and forming part of the Articles of Incorporation of Gastar Exploration Ltd, dated as of July 23, 2009.

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